United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2016

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, New York (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2016, the Board of Directors (the Board) of Citigroup Inc. (Citigroup) elected Deborah C. Wright as a director, effective January 1, 2017. Ms. Wright recently served as a Senior Fellow at the Ford Foundation and previously held the positions of Executive Chairman, President and CEO of Carver Bancorp Inc.

The Board determined that Ms. Wright is independent in accordance with the director independence standards established under Citigroup’s Corporate Governance Guidelines, which are intended to comply with the New York Stock Exchange corporate governance rules, and all other applicable laws, rules and regulations. In addition, Ms. Wright was appointed to the Audit Committee and the Ethics and Culture Committee, effective January 1, 2017.

Ms. Wright will receive compensation as a non-employee director in accordance with the Director Compensation program as currently in effect and as generally described in “Proposal 1: Election of Directors – Directors’ Compensation” of Citigroup’s Annual Proxy Statement filed with the U.S. Securities and Exchange Commission on March 16, 2016.

There are no family relationships between Ms. Wright and any officer or other director of Citigroup or any related party transactions involving Ms. Wright and Citigroup. There is no arrangement or understanding between Ms. Wright and any other person pursuant to which she was selected as a director. In addition, Ms. Wright has never been employed at Citigroup or any of its subsidiaries.

A copy of Citigroup’s press release relating to the election of Ms. Wright as a director is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number
99.1	Citigroup’s Press Release dated December 16, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.
Dated: December 16, 2016
	By:	/s/ Rohan Weerasinghe
Name: Rohan Weerasinghe Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number
99.1	Citigroup’s Press Release dated December 16, 2016.